Exhibit 16.1

November 14, 2011

Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

RE:  Prime Global Capital Group Incorporated

Dear Commisioners:

We have read the statements about our firm included under Item 4.01 "Changes in Registrant's Certifying Accountant" in the Form 8-K date November 14, 2011 of Prime Global Capital Group Incorporated, filed with the Securities and Exchange Commissions, and are in agreement with the statements contained therein as they pertain to our firm.

Very truly yours,

HKCMCPA Company Limited
Hong Kong, China

9 FLOOR, CHINACHEM HOLLYWOOD CENTRE, 1-13 HOLLYWOOD ROAD, CENTRAL, HONG KONG
Tel: (852) 2573 2296 Fax: (852) 2384 2022	http://www.hkcmcpa.us